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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


        ------------------------------------------------------------------
                                                           STATE OF
                                       PERCENTAGE       INCORPORATION
                    NAME                OWNERSHIP      OR ORGANIZATION
                    ----                ---------      ---------------
        ------------------------------------------------------------------
        Ozdon Investments, Inc.             50%           Louisiana
        ------------------------------------------------------------------
        River Port Truck Stop, Inc.        100%           Louisiana
        ------------------------------------------------------------------
        OM Operating, L.L.C.              24.5%           Louisiana
        ------------------------------------------------------------------
        River Port Truck Stop, LLC          25%           Louisiana
        ------------------------------------------------------------------